Exhibit 23(c)

Consent of Independent Registered Public Accountant

The Board of Directors

American Dental Partners, Inc.:

We consent to the use of our report dated February 25, 2003, with respect to the consolidated balance sheet of American Dental Partners, Inc. as of December 31, 2002 and the related consolidated statements of income, stockholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2002, incorporated herein by reference.

/s/ KPMG LLP

Boston, Massachusetts
June 17, 2004